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Exhibit 99.1

Press Release

[LOGO]	Contact:	John Simmons, V.P. & CFO Stewart & Stevenson Services, Inc. 713-868-7700 Ken Dennard / kdennard@drg-e.com Lisa Elliott / lisae@drg-e.com DRG&E 713-529-6600

STEWART & STEVENSON ANNOUNCES FISCAL 2002 FOURTH QUARTER
EARNINGS RELEASE AND CONFERNECE CALL SCHEDULE

HOUSTON—MARCH 17, 2003—Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2002 fourth quarter results on Wednesday, March 26, 2003 at 6:00 a.m. eastern time. In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, March 26th at 11:00 a.m. eastern time.

What:	Stewart & Stevenson Fourth Quarter Earnings Call
When:	Wednesday, March 26th, 2003 — 11:00 a.m. eastern time
How:	Live via phone—By dialing 303-262-2130 and asking for the Stewart & Stevenson call at least 10 minutes prior to the start time—OR live over the Internet by logging on to the web address below:
Where:	http://www.ssss.com

A telephonic replay of the conference call will be available through Wednesday, April 2nd, 2003, and may be accessed by dialing 303-590-3000 and using pass code 531304. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kroan@drg-e.com.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation. For more information on Stewart & Stevenson visit www.ssss.com.

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  Exhibit 99.1